Exhibit 32.1

CEO CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Focus Enhancements, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date here (the “Report”), I, Brett Moyer, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Brett A. Moyer
Brett A. Moyer
Chief Executive Officer
March 15, 2005